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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 5, 2001

                                   LASON, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         DELAWARE                                    38-3214743
(STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
INCORPORATION)
                                    000-21407
                            (COMMISSION FILE NUMBER)



1305 STEPHENSON HIGHWAY
TROY, MI                                                             48083
(ADDRESS OF PRINCIPAL                                              (ZIP CODE)
EXECUTIVE OFFICES)


                                  (248)597-5800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 3.           BANKRUPTCY OR RECEIVERSHIP

         On December 5, 2001, the registrant issued the press release attached hereto as Exhibit 99.1 announcing the Board of Directors' approval of a restructuring of registrant's capital structure and operations, and the filing on December 5, 2001, pursuant to a pre-arranged agreement with holders of over 67% of its approximately $260 million in senior secured debt, of a voluntary petition to reorganize under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware in Wilmington. The filing does not include any Lason entities outside the United States.

         The Bankruptcy Court assumed jurisdiction over the registrant's assets as of the date of the registrant's bankruptcy petition. The registrant, as debtor-in-possession, intends to continue to manage and operate its businesses and properties subject to the provisions of the United States Bankruptcy Code and the supervision and orders of the Bankruptcy Court. All litigation against the registrant which has been disclosed in prior filings by the registrant with the SEC has been stayed from proceeding pursuant to Section 362 of the United States Bankruptcy Code. There can be no assurance that the registrant's proposed plan of reorganization, when prepared and filed, (which will include the terms of the pre-arranged agreement) will be approved by the Bankruptcy Court.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (c) Exhibits

         99.1     December 5, 2001 Press Release


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 5, 2001              LASON, INC.
                                     (REGISTRANT)


                                     By:  /s/ Ronald D. Risher
                                        ----------------------------------------
                                          Ronald D. Risher,  President and CEO

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                                  EXHIBIT INDEX

Exhibit:                                         Description:


99.1                                             December 5, 2001 Press Release